UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

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Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35798 (Commission File No.)	77-0557236 (IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010
(Address of principal executive offices and zip code)

(650) 243-3100
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.	Other Events.

On March 30, 2021, Humanigen, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Credit Suisse Securities (USA) LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters, in connection with the public offering of 5,000,000 of the Company’s shares of common stock, par value $0.001 per share. The closing of the offering is expected to occur on or about April 5, 2021. Pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase an additional 750,000 shares of common stock.

The Company estimates that the net proceeds from the offering, after deducting underwriting discounts and estimated offering costs, will be approximately $86.8 million. The Company expects to use the net proceeds from the offering for manufacturing and inventory costs in connection with its efforts to prepare for commercialization of lenzilumabTM in the event of receipt of an EUA for use in COVID-19 patients, as well as for working capital and other general corporate purposes.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 30, 2021, by and among the Company, Jefferies LLC, Credit Suisse Securities (USA) LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters.

5.1	Opinion of Polsinelli PC regarding the legality of the shares of common stock.

23.1	Consent of Polsinelli PC (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUMANIGEN, INC.

Dated: April 2, 2021	By:	/s/ Cameron Durrant
	Name:	Cameron Durrant
	Title:	Chairman of the Board and Chief Executive Officer